Certificate of Incorporation

                                       of

                        CAVALCADE OF SPORTS NETWORK INC.

             Pursuant to Section 442 of the Business Corporation Law



                                     BLU-39
                                     BILLED



                                   Filed By:
                                   ---------
                                   NICHOLAS FIORE, ESQ.
                                   80 CHERRY STREET
                                   JERSEY CITY NJ 07305


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                          CERTIFICATE OF INCORPORATION

                                       OF

                        CAVALCADE OF SPORTS NETWORK INC.

             Pursuant to Section 402 of the Business Corporation Law


         I, the undersigned, a natural person of at least 18 years of age, for the purpose of forming a corporation under Section 402 of the Business Corporation Law of the State of New York hereby certify:

FIRST: The name of the corporation is:

                        CAVALCADE OF SPORTS NETWORK INC.

SECOND: The purpose of the corporation is to engage in the business of satellite transmission of sports and any lawful act or activity for which corporations may be organized under Article IV of the Business Corporation Law, except that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The office of the corporation is to be located in the County of RICHMOND State of New York.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is TWO HUNDRED, each of which shall be common stock with no par value.

FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                               C/O THE CORPORATION
                               79 ROBIN ROAD
                               STATEN ISLAND, NY 10305


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SIXTH:    No director of the corporation shall have personal liability to the corporation or to its shareholders for damages for any breach of duty in such capacity, provided, however, that the provision shall not eliminate or limit:

          (a) the liability of any director of the corporation if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or, with respect to any director of the corporation, that his acts violated Section 719 of the Business Corporation Law of the State of New York, or

          (b) the liability of a director for any act or omission prior to the final adoption of this article.

SEVENTH: The holders of any of the corporation's equity shares shall be entitled to preemptive rights in accordance with the provisions of BCL section 622.

IN WITNESS WHEREOF, this certificate of incorporation has been subscribed by the undersigned this 06/25/98, who affirms the statements made herein are true under the penalties of perjury.

                                                    /s/ Sharon Babala
                                                    -----------------
                                                    Sharon Babala, Incorporator
                                                    Blumberg Excelsior Corporate
                                                    Services, Inc.
                                                    488 Broadway
                                                    Albany, New York 12207


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                      CERTIFICATE OF INCORPORATOR'S ACTION

                                       OF

                        CAVALCADE OF SPORTS NETWORK INC.

         The undersigned, being the sole incorporator of the Corporation, hereby consents, to, certifies and has taken the following action:

     1. By-laws in the form annexed to this certificate are adopted as the bylaws of the Corporation.

     2. The following persons, each of whom has previously indicated willingness to serve, are elected directors to the Corporation.

         IN WITNESS WHEREOF, I have subscribed this certificate on JUN 22 1998


                                  Sharon Babala
                                  -------------
                                  Sharon Babala
                                  Incorporator